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                                                                   EXHIBIT 99.12

                             CERTIFICATE OF MERGER

                                      OF

                          Holdings LP Merger Sub L.P.

                                     into

                         PIMCO Advisors Holdings L.P.

                              Dated: May 4, 2000

     The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 Del.C.
                                                                  ------
(S)17-101, et seq. (the "Act"),
           -------

     DOES HEREBY CERTIFY:

     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:


                                               Jurisdiction of
     Name                                Formation or Organization
     ----                                -------------------------

Holdings LP Merger Sub L.P.                      Delaware

PIMCO Advisors Holdings L.P.                     Delaware

     SECOND: An Agreement and Plan of Merger has been approved and executed by Holdings LP Merger Sub L.P. and PIMCO Advisors Holdings L.P.

     Third: The name of the surviving Delaware limited partnership is PIMCO Advisors Holdings L.P.

     Fourth: The merger of Holdings LP Merger Sub L.P. into PIMCO Advisors Holdings L.P. shall be effective on May 5, 2000, at 8:01 a.m. New York City time.

     Fifth: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is 800 Newport Center Drive, Newport Beach, California 92660.


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     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of Holdings LP Merger Sub L.P. and to any partner of PIMCO Advisors Holdings L.P.

                                   PIMCO ADVISORS HOLDINGS L.P.

                                   By: Holdings LP General Partner LLC,
                                       a Delaware limited liability company

                                       By: Allianz GP Sub LLC,
                                           a Delaware limited liability company
                                           Sole Member

                                           By: Allianz of America, Inc.,
                                               a Delaware corporation
                                               Sole Member

                                               By:    /s/ DR. JOACHIM FABER
                                                    ---------------------------
                                                    Name: Dr. Joachim Faber
                                                    Title: Attorney-in-fact